EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-139464, 333-142642, 333-146216 and 333-147200 on Form S-3 and Nos. 333-145079 and 333-135366 on Form S-8 of our report, dated July 24, 2007, appearing in this Annual Report on Form 10-K of Oilsands Quest Inc. for the year ended April 30, 2009.

/s/Pannell Kerr Forster

(Registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada
July 29, 2009